SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 of 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 27, 2004



                          ART INTERNATIONAL CORPORATION
                        --------------------------------
       (Exact name of registrant as specified in its charter, as amended)




    Ontario, Canada                000-16008                   98-0082514
------------------------    ------------------------    ------------------------
(State of incorporation)    (Commission File Number)    (IRS Employer ID number)



        5 - 7100 Warden Avenue
        Markham, Ontario                                         L3R 5M7
        ----------------------                          ------------------------
(Address of principal executive offices)                       (Zip Code)


                                 (800) 278-4723
              (Registrant's telephone number, including area code)


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Item 8.01    Other Events.

         On October 27, 2004, the Board of Directors of ART International Corporation (the "Company") mailed a Notice of Annual and Special Meeting of Shareholders and an Informational Statement to all persons who hold, as of October 1, 2004, record ownership to shares of the Company's common stock. The Company's annual meeting is scheduled to be held on Friday, November 19,. 2004, at the Company's offices located at 5-7100 Warden Avenue, Markham, Ontario, Canada L3R 8B5. At this annual meeting, the shareholders of the Company will consider and vote (as necessary) upon the following matters:

         o The Annual Report and the audited financial statements of the Company for the fiscal year ended November 30, 2003 will be reviewed;

         o Election of four (4) directors, with the nominees consisting of Simon Meredith, Michel Van Herreweghe, Roger Kirby and Stephan Gudmundsson, each being current directors of the Company;

         o Appointment of auditors and authorizing the directors to fix auditor remuneration;

         o Amend the Articles of Incorporation of the Company to change the name to "Diamand Art Corporation;"

         o Amend the Articles of Incorporation of the Company to cancel the authority to issue Class A Preference Shares and Class B Preference Shares, for which no shares of either class are currently issued and outstanding;

         o        Approve a new stock option plan; and

         o Transact such other business as may properly come before the meeting or any adjournment thereof.

         Since it is a "foreign private issuer" as defined by Rule 3b-4 of the Securities Exchange Act of 1934, the Company does not have to file a Schedule 14A or similar schedule in connection with the foregoing shareholder meeting.

         Any questions concerning the foregoing shareholder meeting should be addressed to Roger Kirby, in care of the Company, 5-7100 Warden Avenue, Markham, Ontario, Canada L3R 8B5, or by telephone (800- 278-4723).



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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 ART INTERNATIONAL CORPORATION




Date: November 1, 2004                           By /s/ Michel van Herreweghe
                                                   -----------------------------
                                                   Michel van Herreweghe,
                                                   Chairman